January 10, 1994


To The Stockholders of

Jefferson Savings and Loan Association, F.A.:


     You are cordially invited to attend the Annual Meeting of Stockholders of Jefferson Savings and Loan Association, F.A. which will be held at the Fauquier Springs Country Club in Fauquier County, Virginia on Thursday, January 27, 1994 at 4:00 P.M. The formal Notice of the Annual Meeting of Stockholders and Proxy Statement appear on the following pages and contain details of the business to be conducted at the meeting. I urge you to read it carefully.

     At this year's Annual Meeting you will be asked to (i) vote on the election of three directors; (ii) approve a Stock Incentive Plan; (iii) approve a proposal to conduct a private placement offering; and (iv) ratify the appointment of BDO Seidman as the Association's auditors.

     The interest and participation of stockholders in the affairs of Jefferson Savings are very important if we are to do the best job possible as managers of Jefferson Savings and Loan Association, F.A. Therefore, whether or not you will be able to join us on January 27, 1994, please take a moment now to vote on each of the proposals and to sign, date and mail the enclosed proxy card in the postage prepaid envelope provided for that purpose. PLEASE REPLY BY JANUARY 20, 1994.

     We look forward to your participation at the meeting, either in person or by proxy. Thank you for your cooperation.

Sincerely,



Robin C. Gulick
Chairman of the Board of Directors

           JEFFERSON SAVINGS AND LOAN ASSOCIATION, F.A.
                       550 Broadview Avenue
                    Warrenton, Virginia  22186
                          (703) 347-3531

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON JANUARY 27, 1994

     Notice is hereby given that the Annual Meeting of Stock-holders of Jefferson Savings and Loan Association, F.A., a Federal stock savings association, will be held at the Fauquier Springs Country Club, Fauquier County, Virginia, on January 27, 1994, at 4:00 P.M., Eastern Standard Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1. To elect three persons as directors for terms of three years and until their successors are elected and qualified;
     2.   To approve a Stock Incentive Plan;
     3.   To approve a proposed private placement offering;
     4. To ratify the selection of BDO Seidman, Independent Certified Public Accountants, as auditors for the Association for the fiscal year ending September 30, 1994; and
     5. To transact such other business as properly may come before the 1994 Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on December 15, 1993 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

     Jefferson  Savings  and   Loan  Association,  F.A.'s   Proxy
Statement is submitted herewith. The Annual Report for the year ended September 30, 1993 is also enclosed.

                                   By Order of the Board of Directors,



                                   Robin C . Gulick, Chairman

Warrenton, Virginia
January 10, 1994


      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO JEFFERSON SAVINGS AND LOAN ASSOCIATION, F.A. IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

           JEFFERSON SAVINGS AND LOAN ASSOCIATION, F.A.

        PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

               SOLICITATION AND REVOCATION OF PROXY

     The enclosed proxy, for use only at the Annual Meeting of Stockholders of Jefferson Savings and Loan Association, F.A. ("Jefferson" or the "Association") to be held on January 27, 1994, and any and all adjournments thereof, is solicited on behalf of the Board of Directors of Jefferson. Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors, and regular employees of Jefferson. All expenses incurred in such solicitation will be paid by Jefferson. This Proxy Statement is expected to be mailed to stockholders on January 10, 1994.

     Any stockholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of Jefferson at any time prior to its use, by submitting a duly executed proxy bearing a later date or by attending the meeting and voting in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     Each proxy solicited hereby, if properly signed and returned to the Association and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received by the Board of Directors will be voted for the election as directors of the nominees listed below, for the approval of the Stock Incentive Plan, for the approval of the proposal to conduct a private placement offering, and for the ratification of the selection of BDO Seidman as the Association's independent certified public accountants, all of which are discussed herein.


           VOTING SECURITIES, PRINCIPAL HOLDERS THEREOF
                   AND OWNERSHIP BY MANAGEMENT

     Only stockholders of record at the close of business on December 15, 1993 will be entitled to vote at the Annual Meeting. As of such date, there were 1,310,876 shares of common stock, $3.00 par value per share ("Common Stock"), of the Association outstanding, and the Association had no other class of equity securities outstanding. With respect to the election of directors, stockholders have cumulative voting rights. Cumulative voting means the right to vote, in person or by proxy, the number of shares owned by a stockholder for as many persons as there are directors to be elected (3) and for whose election the stockholder has a right to vote, or to cumulate votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares held by such stockholder or by distributing such votes on the same principle among any number of candidates. With respect to the approval of the Stock Incentive Plan, the proposal to conduct a private placement offering and the ratification of BDO Seidman as the Association's independent auditors, each share of Common Stock is entitled to one vote at the Annual Meeting.

     The following persons are known to the Association to be the beneficial owner of more than 5% of the issued and outstanding shares of the Association's Common Stock as of December 15, 1993:


Name and Address of                Amount and Nature                 Percent of
 Beneficial Owner             of Beneficial Ownership(1)(2)             Class
Charles H. Jones, Jr.                     137,600(3)                    10.50%
Rock Hedge Farms
Route 1, Box 110
Bluemont, VA  22102

Arthur J. Shadek                          135,332                        10.32%
Katherine F. Shadek
688 Ocean Road
Vero Beach, FL  32963

Value Partners, Ltd.                      131,011                         9.99%
2200 Ross Ave., Suite 4600W
Dallas, TX  75201

Josiah T. Austin                          128,666                         9.81%
Valer C. Austin
El Coronado Ranch Star Route
Pearce, AZ  85625

John Sheldon Clark                        118,238(4)                      8.97%
4311 W. Lawther Drive
Dallas, TX  75214


(1) Information is based on Schedule 13D filings made pursuant to the Securities Exchange Act of 1934, as amended, or other information available to the Association.

(2) Unless otherwise noted, all shares are owned directly by the named individuals or by their spouse and minor children residing with the named individual, over which shares the named individuals effectively exercise voting and investment power.

(3)  Includes 87,600 shares owned by Edge Partners, Ltd. of which
     Mr. Jones is the Managing Partner.

(4) Includes 6,917 shares of Common Stock subject to stock options which are currently exercisable. Such shares are deemed to be beneficially owned by Mr. Clark but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. It also includes 5,031 shares held in five separate trusts for which Mr. Clark acts as co-trustee.

     As  of  December  15,  1993,  all  directors  and  executive officers as a group (13 persons) beneficially owned 425,801 shares or approximately 32% of the issued and outstanding Common Stock, which includes 1,249 shares subject to currently exercisable and outstanding stock options granted to officers and directors under the Association's Stock Option Plan and 6,917 shares of Common Stock subject to currently exercisable and outstanding stock options held by Director Clark. For information regarding the beneficial ownership of the Common Stock by individual directors of the Association, see "Information with Respect to Nominees for Director and Executive Officers."


        INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                      AND EXECUTIVE OFFICERS

     The Bylaws of the Association were amended by the Board of Directors on November 2, 1993 to decrease the number of members of the Board of Directors from eleven to nine. The Bylaws also provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible with one class to be elected for a term of three years and until their successors are elected and qualified. The terms of the three classes are staggered so that one class of directors is elected annually.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. There are no arrangements or understandings between the Association and any person pursuant to which such person has been elected a director and no director is related to any other director or executive officer of the Association by blood, marriage or adoption. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     Three directors are to be elected at the Annual Meeting to serve for terms of three years expiring at the Annual Meeting in 1997. The Board of Directors has nominated Messrs. Robert F. Kube, Thomas W. Winfree and Saul J. Robinson. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES.

                      Nominees for Terms Expiring in 1997

                   Position with the
                   Association and/or                                    Shares Beneficially
                   Principal Occupation                      Director    Owned as of
   Name            During The Past Five Years          Age    Since      December  15, 1993(1)
                                                                         Amount        Percent
Saul Robinson      President, Skyline Group, Inc.,     64    1992         2,033         .15%
                   a tourist attraction business,
                   Front Royal, VA.

Robert F. Kube     Treasurer of the Association;       56    1988        10,943         .83%
                   Builder and Appraiser.

Thomas W. Winfree  President and Chief Executive       49    1986         5,231(2)      .40%
                   Officer of the Association since
                   January 1990; Executive Vice
                   President of the Association from
                   September 1989 to January 1990;
                   Senior Vice President of the
                   Association from 1984 to
                   September 1989.

Members of the Board of Directors Continuing in Office


                        Directors Whose Terms Expire in 1995

                   Position with the
                   Association and/or                                           Shares Beneficially
                   Principal Occupation                           Director      Owned as of
 Name              During The Past Five Years          Age        Since         December 15, 1993(1)
                                                                              Amount        Percent

William M. Rider   Secretary of the Association;        66        1978      2,676(3)         .17%
                   President, R.L. Rider Const.
                   Co., Warrenton, VA.

Robin C. Gulick    Chairman of the Board of the         41        1988      5,828(4)         .44%
                   Association; Partner, law firm
                   of Gulick, Carson and Pearson,
                   Warrenton, VA.

Arthur J. Shadek   Private Investor,                    69        1992    135,332          10.32%
                   Vero Beach, FL.


                            Directors Whose Terms Expire in 1996


                       Position with the
                       Association and/or                                 Shares Beneficially
                       Principal Occupation                    Director   Owned as of
     Name              During The Past Five Years        Age    Since     December 15, 1993(1)
                                                                       Amount       Percent

Calvin P. Burton       Insurance Agent, Carr & Hyde       48      1991       2,206         .17%
                       Inc. Insurance Agency,
                       Warrenton, VA.

Charles J. Jones, Jr.  Managing Partner, Edge Partners,   60      1992     137,600(5)    10.50%
                       L.P., an investment partnership,
                       Shrewsbury, NJ.

John Sheldon Clark     Private Investor, Dallas, TX.      47      1992     118,238(6)     8.97%


(1) Unless otherwise noted, all shares are owned directly by the named individuals or by their spouse and minor children residing with the named individual, over which shares the named individuals effectively exercise voting and investment power.

(2) Includes 500 shares of Common Stock subject to stock options which are currently exercisable. Such shares are deemed to be beneficially owned by Mr. Winfree but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3)  Includes  381  shares  held  by  R.  L.  Rider  Construction
     Company.

(4) Includes 2,498 shares held in trusts for which Mr. Gulick serves as trustee and 1,666 shares held by a corporation of which Mr. Gulick is a director.

(5) Includes 87,600 shares owned by Edge Partners, Ltd. of which Mr. Jones is the managing partner.

(6) Includes 6,917 shares of Common Stock subject to stock options which are currently exercisable. Such shares are deemed to be beneficially owned by Mr. Clark but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. It also includes 5,031 shares held in five separate trusts for which Mr. Clark acts as co-trustee.


Stockholder Nominations

     Article II, Section 14 of the Association's Bylaws provides that stockholders entitled to vote for the election of directors may propose nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Association in writing  at least  five days prior  to the  Annual
Meeting. The Association is not required to include nominations of stockholders in its proxy statement. However, if such a nomination is properly made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee or nominees.

Board Meetings and Committees

     The Board of Directors has Executive, Personnel and Audit Committees. Functions of a nominating committee and budget committee are performed by the Board of Directors as a whole, at regular meetings, and the Board met once in its capacity as a nominating committee and once in its capacity as a budget committee during fiscal 1993.

     The Executive Committee consists of Messrs. Gulick, Clark, Kube, Winfree and Rider, all of whom are non-employee directors with the exception of Mr. Winfree. The Executive Committee meets at the direction of the Chairman or President, and has authority to act on most matters during the intervals between Board Meetings. The Committee met eight times in fiscal 1993.

     The Personnel Committee, which met five times during fiscal year 1993, consists of Messrs. Kube, Burton, Jones and Shadek, all of whom are non-employee directors. The committee approves the compensation of all employees with the exception of the President and Senior Vice Presidents. Their compensation is approved by the entire Board of Directors.

     The Audit Committee consists of Messrs. Burton, Rider, Jones and Robinson, all of whom are non-employee directors. The committee meets with the Association's internal auditor, management and independent auditors and insures that there are adequate internal controls. The committee met four times during fiscal 1993.

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of Jefferson. Members of the Board are kept informed of Jefferson's business by various reports and documents presented to them each month, as well as by operating and financial reports made at Board and Committee Meetings by the Chief Executive Officer and other officers. Regular meetings of the Board of Directors are held once each month. There were fourteen meetings of the Board during the year ending September 30, 1993. No director attended fewer than 75% of the Board of Directors and Committee meetings at which his attendance was required.

Compensation of Directors

     Directors of the Association receive fees of $300 per month, plus $200 for each Board meeting attended. Directors who are members of committees receive $100 per committee meeting attended other than members of the Major Loan Committee, who receive $200 per committee meeting attended.

     On October 5, 1993, the Board of Directors adopted a resolution providing that in lieu of the compensation described above, each board member would receive an annual retainer of $5,000 ($7,500 for the Chairman); $250 for each Board meeting attended in person; $100 for each loan committee meeting attended in person; and $1,250 for committee assignment, other than loan committee, subject to a $2,500 annual limit provided that the member attends not fewer than 75% of the Board of Directors' and Committee meetings at which his or her attendance is required.
Salaried officers who serve on the Board will not receive compensation for service as a director.

Compliance  with Section 16(a) of  the Securities Exchange Act of
1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Association's officers and directors, and persons who own more than 10% of the Association's Common Stock, to file reports of ownership and changes in ownership with the Office of Thrift Supervision. Officers, directors and greater than 10% stockholders are required by regulations to furnish the Association with copies of all Section 16(a) forms they file.

     Based  solely  on  a review  of  the  copies  of such  forms furnished to the Association, the Association believes that during fiscal 1993, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

Executive Officers

     The following table sets forth certain information concer-ning the executive officers of Jefferson as of December 15, 1993. There is no family relationship between any of the directors or executive officers, and there are no arrangements or understandings with others under which any person was selected as an officer. Officers of the Association are appointed annually by the Board of Directors to serve for one-year terms.

                              Officer

Name                   Age        Since            Title
Thomas W. Winfree      49         1984       President and
                                             Chief Executive Officer

Craig A. Mason         48         1990       Senior Vice President and
                                             Chief Financial Officer

Walter E. Monroe      57         1988       Senior Vice President and
                                             Chief Lending Officer

Benny N. Werner        44         1978       Senior Vice President of
                                             Retail Banking

James A. Yergin        39         1988       Senior Vice President and
                                             General Counsel


                                7



     Mr. Winfree has been the President and Chief Executive Officer of Jefferson since January 1990, was the Executive Vice President and Chief Executive Officer from September 1989 to January 1990 and was a Senior Vice President of Jefferson from 1984 to September, 1989. In addition, Mr. Winfree was Vice President and Director, First Federal Savings Bank of Virginia from 1983 to 1984, and Executive Vice President, Chief Executive Officer and Director, Security Savings and Loan from 1979 to 1983.

     Mr. Mason was  employed as Senior  Vice President and  Chief
Financial Officer in January, 1990. He was previously employed by Columbia First Bank from April, 1985 to January, 1990 as Vice
President.  Mr. Mason is a certified public accountant.

     Mr. Monroe was employed as Senior Vice President and the Chief Lending Officer of the Association in 1988. He was Vice President and Director of Commercial Real Estate Lending of Citicorp Savings of Washington, D.C from July, 1986 to September, 1988, and Executive Vice President of National Permanent Bank, F.S.B. (predecessor to Citicorp Savings of Washington, D.C.) from January, 1984 to July, 1986.

     Mr. Werner joined Jefferson in 1978 as a loan consultant. From 1979 to 1985 he served as Branch Manager, Assistant Vice President at the King Street branch in Leesburg, and as Branch Coordinator, Vice President from 1985 to 1989. Mr. Werner was promoted to Senior Vice President/Retail Banking in October, 1989.

     Mr. Yergin joined the Association in October, 1988 as the Association's Staff Counsel and was promoted to Senior Vice President and General Counsel in January, 1992. Prior thereto, Mr. Yergin was employed as an associate attorney by the law firm of Dixon and Smith of Fairfax, Virginia from 1984 to September, 1988.

                      EXECUTIVE COMPENSATION

Remuneration of Executive Officer

     Summary Compensation Table. The Summary Compensation Table below includes compensation information on the President and Chief Executive Officer of the Association during the fiscal years ended September 30, 1993, 1992 and 1991. There were no other executive officers of the Association whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended September 30, 1993, 1992 and 1991.


                                               Annual
                                             Compensation
Name and Principal       Fiscal                                  Other Annual         All Other
     Position             Year          Salary       Bonus      Compensation(2)    Compensation(1)
Thomas W. Winfree,        1993         $93,760      $12,690           0               $27,169
President and Chief       1992          82,100          0             0                16,530
Executive Officer         1991          81,337        9,630           0                 9,832


(1) Includes employer matching contributions accrued pursuant to the Association's defined contribution pension plan. See "Employee 401(k) Plan." Also includes director's fees paid to Mr. Winfree for his services as a director of the Association and, for 1993, a $14,728 payment for accrued but unused vacation time.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the use of automobiles leased or owned by the Association and payment of club dues. In the opinion of management of the Association, the costs to the Association of providing such benefits to Mr. Winfree during the year ended September 30, 1993 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for Mr. Winfree.

     Option Grants in Last Fiscal Year. On August 3, 1993, a Committee of the Board of Directors adopted a resolution directing the issuance of stock options to Mr. Winfree for 20,000 shares under the proposed 1993 Stock Incentive Plan. The issuance of such options is subject to approval of the 1993 Stock Incentive Plan by shareholders at this Annual Meeting. The options are also subject to a vesting schedule of 20% for each year of employment after August 3, 1993 with automatic 100% vesting in the event of a change of control of the Association. The option price was set at $6.00 per share, the market price for a share of Common Stock on the date of grant. See "Proposal to Adopt the Jefferson Savings and Loan Association, F.A., 1993 Stock Incentive Plan."

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. Mr. Winfree did not exercise any options during the last fiscal year. The following table sets forth for Mr. Winfree information with respect to the aggregate number of unexercised options at the end of the fiscal year and the value with respect thereto.

                         Number of Unexercised          Value of Unexercised
                         Options at Fiscal Year End     Options at Fiscal Year End
Name                     Exercisable/Unexercisable(1)   Exercisable/Unexercisable(2)
Thomas W. Winfree              500/20,000                         $0/$0


(1) The unexercisable options are contingent upon stockholder approval of the proposed 1993 Stock Incentive Plan and have a vesting schedule of 20% for each year of employment after August 3, 1993.

(2) Based upon the average of the closing bid and asked prices for the Association's Common Stock as of September 30, 1993 of $6.00.


Pension Plan

     Prior to February 5, 1990, the Association funded and maintained a defined benefit plan ("Plan") for all qualified full-time employees hired before the age of 60. As of February 5, 1990, the accrual of benefits under the Plan was frozen. Thus, all compensation after that date is not used to compute benefits. However, the Plan continues to be in existence. Jefferson plans to continue the Plan with the frozen accrual of benefits indefinitely, but reserves the right to revise or discontinue the Plan. Assets of the Plan will not revert to the Association, and cannot be diluted by merger.

Employee 401(k) Plan

     Effective October 1, 1990, the Association implemented a qualified 401(k) plan for all employees. In fiscal 1992, the Association matched 50% of salary reduction elected by the employee up to 3% of salary, and 25% of salary reduction elected for 4% to 6% of salary. No matching was made for salary reduction in excess of 6%. The Association incurred $30,010 in matching and administration expense in the year ended September 30, 1993. Matching contributions become 20% vested after three
(3) years of service, 40% vested after four (4) years of service, 60% vested after five (5) years of service, 80% vested after six
(6) years of service and 100% vested after seven (7) years of service.

Employee Stock Compensation Program

     As a performance incentive and to encourage ownership in its Common Stock, the Board of Directors adopted in 1988 an Employee Stock Options and Incentive Plan (the "1988 Plan") for the benefit of officers and other full-time employees of the Association who are  deemed  to be  responsible  for the  future
growth of the Association. The stockholders of the Association approved the 1988 Plan at the 1988 Annual Meeting. Three kinds of rights are contained in the 1988 Plan and are available for grant: incentive stock options, non-incentive stock options and stock appreciation rights. As of October 1, 1993, an aggregate of 22,833 shares of authorized but unissued Common Stock of the Association were available for issuance under the 1988 Plan (which amount has been adjusted to reflect the effect of the 1993 one for three reverse stock split) pursuant to the exercise of stock options and/or the granting of stock appreciation rights, subject to further modification or adjustment to reflect changes in the Association's capitalization. As of October 1, 1993, options covering 3,833 shares were outstanding to certain officers and employees (which amount reflects an adjustment for the 1993 one for three reverse stock split).

     On August 3, 1993, the Board of Directors adopted the Jefferson Savings and Loan Association, F.A. 1993 Stock Incentive Plan (the "1993 Plan") subject to approval by the shareholders. The 1993 Plan is more fully described below. On December 7, 1993, the Board adopted a resolution discontinuing the 1988 Plan if the 1993 Plan is approved by the shareholders.

Employment Agreement

     Jefferson has a written employment agreement with Thomas W. Winfree as the Association's President and Chief Executive Officer for the period ending September 30, 1995. Mr. Winfree's base salary under the contract for fiscal 1994 is $115,000 per year subject to annual upward adjustment by Jefferson's directors but in no case more than an amount allowed by the appropriate federal regulators. Mr. Winfree is entitled to additional compensation equal to two percent of Jefferson's net income after taxes for the then current fiscal year provided that the Board of Directors makes an annual determination that such additional compensation is not the result of unreasonable risk-taking to achieve short-term profits. The contract permits Mr. Winfree to be terminated for cause; however, such termination, if any, would not affect his vested rights in the pension plan or certain other employee benefits granted under the contract. Mr. Winfree's contract may also be terminated upon the occurrence of certain events as specified in federal regulations. If Jefferson does not amend, renew or extend Mr. Winfree's contract when it expires, he is entitled to receive additional compensation equal to six months' salary. Any payments made to Mr. Winfree are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder. The Board of Directors and Mr. Winfree have also agreed that Mr. Winfree will not receive any additional compensation for his services on the Board.

Employee Agreements in the Event of an Acquisition

     The Board of Directors, concerned that certain key employees, most of whom are not among Jefferson's most highly compensated executive officers earning over $60,000 annually, might consider alternative employment if the Association was to be acquired by a third  party or group,  authorized execution of
letter agreements with ten key employees as of October 1, 1993 for a period of one year. These agreements are with four senior vice presidents and six other key employees whose continued employment are considered essential to continuing operations. All agreements provide for severance pay of six months salary, beginning with the date of acquisition until 90 days after acquisition, if employment is terminated by the acquiror. The agreements will become null and void 90 days after an acquisition. Acquisition is defined in each of the agreements as the acquisition, by a third person or group, of beneficial ownership of 20% or more of the Common Stock of the Association. All payments made to the employee under the agreement are subject to and conditional upon their compliance with 12 U.S.C Section 1828(k) and any regulations promulgated thereunder.

     These agreements may tend to discourage a non-negotiated takeover attempt of the Association due to possible increased expenses arising out of a takeover opposed by management of the Association.

Transactions With Certain Related Persons

     Jefferson  offers or  has  offered  loans to  its  officers, directors, and employees for the financing of their homes and consumer loans. These loans are made in the ordinary course of business and, in the opinion of management, do not involve more than the normal risk of collectability, or present other unfavorable features. Such loans are made on the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, except that employees of Jefferson, after one year of service, receive a waiver of 1 point on the origination fees for an adjustable-rate mortgage loan, one-quarter point on the origination fees for a fixed-rate mortgage loan and fixed-rate second trust loan, and a document review fee for all loans is also waived. On a one year adjustable-rate mortgage loan, the interest rate charged an employee with at least one year's service will equal the total of the Federal Home Loan Bank of Atlanta cost of funds plus one-half of one percent rounded to the next higher one-eighth of one percent with the rate adjusted annually thereafter, but in no event is the interest rate less than Jefferson's cost of funds. On consumer loans, after six months of employment, employees of Jefferson receive a discount of two percent on Jefferson Reserve Accounts, a discount of one percent on home equity lines of credit, a discount of one-half of one percent on credit cards and a one percent discount for all other consumer loan products. In no event is the discount interest rate less than Jefferson's cost of funds. If an employee leaves the employment of the Association, the interest rate reverts to the rate that would have been charged at the loan's inception had such person not been employed by Jefferson.

     As a result of the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as of August 9, 1989, the loan policy for employees of Jefferson no longer applied to directors and executive officers. As of August 9, 1989, directors and executive officers are offered loans only on the same terms as those offered to  non-affiliated persons.
However, loans made to directors or executive officers with preferential terms prior to the enactment of FIRREA are unaffected.

     The following executive officers and directors have been indebted to Jefferson as a result of home mortgage loans and consumer loans since the beginning of the last fiscal year in an amount in excess of $60,000:


                                       Balance as of                           Balance as of
Name and Type      Year    Original    September 30,               Principal   September 30,     Annual
   of loan         Made  Loan Balance      1992      New Advances  Repayments       1993      Interest Rate
Thomas W. Winfree
 Mortgage          1986  $120,000       $113,134      $      -      $ 2,140     $110,994          5.75%
 Consumer          1988    10,000          6,817        15,038       15,000        6,855         10.00
 Home Equity       1988    60,000         30,124        13,826          185       43,765          8.00

Robert F. Kube
 Mortgage          1978    70,000         46,271             -        3,232       43,039         10.50
 Mortgage          1985   475,000        409,354             -       15,058      394,296         10.00
 Mortgage          1987    23,500         18,629             -        1,224       17,405         10.00
 Consumer          1988    10,000          6,027         7,100        9,015        4,112         10.00

Calvin P. Burton
 Mortgage          1986   125,000        119,407             -        1,752      117,655          7.50


                            PROPOSAL TO ADOPT THE
                  JEFFERSON SAVINGS AND LOAN ASSOCIATION, F.A.
                           1993 STOCK INCENTIVE PLAN

General

     As a performance incentive and to encourage ownership of its Common Stock and to replace the existing 1988 Stock Option Incentive Plan, the Board of Directors has adopted the Jefferson Savings and Loan Association, F.A. 1993 Stock Incentive Plan (the "1993 Plan") for the benefit of employees of the Association.

     An aggregate of 131,087 shares of authorized but unissued Common Stock has been reserved for future issuance under the 1993 Plan, which is equal to approximately 10% of the Common Stock outstanding on August 3, 1993, the date the 1993 Plan was adopted by the Board. Shares will be issuable under the 1993 Plan pursuant to the exercise of stock options and/or the granting of stock appreciation rights, subject to modification or adjustment to reflect changes in the Association's capitalization as, for example, in the case of a merger, reorganization, stock split or stock dividend. The 1993 Plan shall remain in effect for a term of ten years unless sooner terminated in accordance with its provisions. Three kinds of rights are contained in the 1993 Plan and are available for grant: incentive stock options, compensatory stock options and stock appreciation rights.

     The 1988 Plan originally provided for a limit of 80,000 shares subject to awards made under that plan. When the one for three reverse stock split was approved by the stockholders  in
1993, under the provisions of the 1988 Plan, that limit was reduced to one third of that amount or 26,666 shares. In order to allow for greater flexibility and the use of stock options as incentives, plus a desire to update the 1988 Plan, the Board of Directors decided to replace the 1988 Plan with the proposed 1993 Plan. If the 1993 Plan is approved, the 1988 Plan will be discontinued and no further awards will be made under the 1988 Plan. Awards already made under the 1988 Plan which are still outstanding will continue to be governed by the terms of the 1988 Plan for a period of ten years from the date of the original grant. Upon the expiration of such ten year period, such options under the 1988 Plan will be void.

           JEFFERSON SAVINGS AND LOAN ASSOCIATION, F.A.
                    1993 STOCK INCENTIVE PLAN

Administration and Eligibility

     The 1993 Plan will be administered by a committee appointed by the Board of Directors composed of not less than two directors of the Association, none of whom is a full-time officer or employee of the Association (the "Committee"), who are given absolute discretion under the 1993 Plan to select the persons to whom options, rights and awards will be granted and to determine the number of shares subject to each option or right. The Association estimates that there are approximately 100 persons eligible to receive awards under the 1993 Plan. The initial Committee consists of Messrs. Kube, Burton, Shadek and Jones.

Description of the 1993 Stock Incentive Plan

     The following description of the 1993 Plan is a summary of its terms and is qualified in its entirety by reference to the 1993 Plan. A copy of the 1993 Plan is available upon request to the Association by a stockholder of record. Any such request should be directed to Thomas W. Winfree, President, Jefferson Savings and Loan Association, F.A., 550 Broadview Avenue, Warrenton, VA 22186.

     Incentive and Compensatory Options. One or more options may be granted under the 1993 Plan to any eligible person, provided that the aggregate fair market value (determined at the time the options are granted) of the stock for which incentive options (defined below) are first exercisable by any employee during any calendar year under the terms of the 1993 Plan and all such plans of the Association shall not exceed $100,000. Options granted within the foregoing limitation are intended to qualify as "incentive stock options" as defined in Section 422 of the Code. Additional nonstatutory stock options may be granted as nonqualified options. As described below, the tax treatment of these types of options differs significantly.

     An incentive stock option is defined in the Code as an option granted to an employee in connection with his or her employment to purchase stock in the Association and which satisfies certain conditions. The incentive stock option must be granted pursuant to a plan specifying the aggregate number of shares to be issued and the employees, or class of employees, eligible to receive options. The plan must be approved by the stockholders of the granting corporation within twelve months of the date of adoption of the plan. The incentive stock option price must be not less than the fair market value of the stock at the date of the grant, the incentive stock option must be granted within ten years from the date of adoption of the plan and, by its terms, the incentive stock option must not be exercisable after ten years from the date it was granted. In the case of any employee who owns more than 10% of the combined voting power of all classes of stock of the Association or of its subsidiaries, the option price may not be less than 110% of the fair market value of the stock at the date of the grant and the employee must exercise any options within five years from the date of the grant. The incentive stock option cannot be transferable, except by will or by the laws of descent and distribution, and must be exercised only by the aggregate fair market value (determined at the time of the grant) of stock for which incentive options first become exercisable by any employee during any calendar year under the terms of the 1993 Plan and all such plans of the Association shall not exceed $100,000. The 1993 Plan conforms with the above requirements.

     Nonqualified stock options granted under the 1993 Plan shall expire no later than ten years from the date on which such compensatory stock options were granted. The purchase price for shares acquired pursuant to the exercise of nonqualified stock options can be no less than the greater of par value or eighty-five percent (85%) of the fair market value of a share of Common Stock at the time such nonqualified option is granted. Like incentive stock options, nonqualified stock options are not transferable, except by will and the laws of descent and distribution, and must be exercised only by the optionee during his or her lifetime.

     Under the 1993 Plan, all nonqualified stock options may not vest and become exercisable until at least six months shall have elapsed from the date the option was granted.

     In  the  event of  a change  in  control of  the Association
(defined as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Association in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Association, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association representing 25% or more of the combined voting power of the Association's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Association cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Association's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-
thirds of the directors then in office who were directors at the beginning of the period) or a threatened change of control (defined as any set of circumstances which in the opinion of the Board as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a change in control of the Association as defined above), all incentive and nonqualified stock options previously granted will become immediately exercisable notwithstanding any existing installment limitation which may be established by the Program Administrators. If an optionee's employment is terminated for any reason other than death, disability or retirement, both incentive and nonqualified stock options must be exercised within three months after the date of termination, unless the Committee in its discretion decides at the time of the grant or thereafter to extend such period of exercise from three (3) months to a period not exceeding five (5) years.

     Payment for shares purchased under the 1993 Plan may be made either in cash, or at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in fair market value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. To the extent an optionee already owns shares of Common Stock prior to the exercise of his or her option, such shares could be used (if permitted by the Committee) as payment for the exercise price of the option. If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the option which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can partially exercise his or her option and then deliver the shares acquired upon such exercise (if permitted by the Program Administrators) as payment for the exercise price of the remaining option. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price would enable the optionee to turn a relatively small number of shares into a large number of shares.

     The granting of a stock option does not confer upon the optionee any right to remain in the employ of the Association. The optionee will have no dividend or voting rights with respect to the shares until the option price has been paid in full upon exercise.

     Stock Appreciation Rights. Under the 1993 Plan, the Committee may, in its sole discretion, accept surrender of the right to exercise any option by an optionee in return for payment by the Association to the optionee of cash or, subject to certain conditions, Common Stock of the Association in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option at the time over the option price of such shares, or a combination of cash and Common Stock. An optionee may exercise such stock appreciation rights only during the period beginning on the third business day following the release of certain quarterly or annual financial information and ending on the twelfth business day following such date.

     Upon the exercise of a stock appreciation right, the stock option to which it relates terminates with respect to the number of shares as to which the right is so exercised. Conversely, upon the exercise of a stock option, any related stock appreciation right shall terminate as to any number of shares subject to the right that exceeds the total number of shares for which the stock option remains unexercised. Stock appreciation rights which relate to incentive stock options must be granted concurrently with the incentive stock options, while stock appreciation rights which relate to compensatory stock options may be granted concurrently with the option or at any time thereafter which is prior to the exercise or expiration of such options.

Potential Anti-takeover Effect

     As described above, the 1993 Plan contains provisions which provide for the acceleration of stock options granted under the 1993 Plan in the event of an actual or threatened change in control, as defined. Pursuant to these provisions, the Committee, in its discretion, could accelerate or increase the number of stock options, thereby potentially increasing the number of shares of Common Stock outstanding. Such an increase in the number of shares of Common Stock outstanding would increase the cost of acquiring a controlling interest in the Association. In addition, the provisions of the 1993 Plan may have the effect of entrenching management and deterring a non-negotiated takeover attempt, due to management's ability to potentially grant options to persons likely to support management's position.

Awards Under the 1993 Plan

     On August 3, 1993, the Committee awarded incentive stock options effective August 3, 1993, subject to shareholder approval of the 1993 Plan, to the individuals then occupying the following positions in the amounts indicated next to their titles:


     President                            20,000 shares
     Senior Vice Presidents                5,000 shares
     Vice Presidents                       1,000 shares
     Asst. Vice Presidents                   500 shares
     All Executive Officers as a Group    40,000 shares
     All Employees as a Group             64,500 shares(1)


(1) Of this amount, 13,000 have been awarded to non-officer employees of the Association.

     The Committee further directed that those option agreements are to provide for a vesting schedule of 20% for each year of employment after August 3, 1993 with an automatic 100% vesting in the event of a change in control and that the option price is to be the fair market value as of August 3, 1993 which was $6.00 per share as reported on the NASDAQ Small CAP Market Exchange.

Amendments

     The Board of Directors may, by resolution, at any time terminate, amend or revise the 1993 Plan with respect to any shares of Common Stock as to which Awards have not been granted, provided, however, that no amendment which (a) changes the maximum number of shares that may be sold or issued under the Plan (other than in accordance with the provisions of the 1993 Plan, or (b) changes the class of persons that may be granted Options, shall become effective until it received the approval of the stockholders of the Association, and further provided that the Board of Directors may determine that stockholder approval for any other amendment to this Plan may be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board of Directors may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein.

Federal Income Tax Consequences

     Under current provisions of the Code, the federal income tax treatment of incentive stock options and nonqualified stock options is substantially different. As regards incentive stock options, an optionee who does not dispose of the shares within two years after the option was granted, or within one year after the option was exercised, will not recognize income at the time the option is exercised, and no federal income tax deduction will be available to the Association at any time as a result of such grant or exercise. However, the excess of the fair market value of the stock subject to an incentive stock option on the date such option is exercised over the exercise price of the option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such stock on the option exercise date over the option exercise price will be treated as compensation income to the optionee in the year in which such disposition occurs and, if it complies with applicable withholding requirements, the
Association  will  be  entitled  to  a  commensurate  income  tax deduction. In such event, any difference between the sales proceeds and the fair market value of the stock on the option exercise date will be treated as long-term capital gain or loss if the shares were held more than one year after the option exercise date.

     With respect to nonqualified stock options, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Association will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than one year.

     When an officer who is subject to Section 16(b) of the Exchange Act exercises a nonqualified option within six months of the date the option was granted, no income is recognized for federal income tax purposes at the time of the exercise of the compensatory stock option unless the optionee makes an appropriate election within 30 days after the date of exercise, in which case the rules described in the preceding paragraph would apply. If such an election is not made, the optionee will recognize ordinary income on the date that is six months after the date of grant (generally, the first date that sale of such shares would not be subject to potential liability under Section 16(b) of the Exchange Act). The ordinary income recognized will be the excess, if any, of the fair market value of the shares on such later date over the option exercise price, and the Association's tax deduction also will be deferred until such later date.

     No federal income tax consequences are incurred by the Association or the holder at the time a stock appreciation right is granted. However, upon the exercise of a stock appreciation rights, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Association will be entitled to a deduction for federal income tax purposes at the same time and in the same amount.

     The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment

     Generally accepted accounting principles require that the estimated costs of stock appreciation rights be charged to the Association's earnings based on the change in the market price of the Common Stock at the beginning (or grant date if granted during the period) and end of each accounting period, if it is higher than the exercise price. In the event of a decline in the market price of the Association's Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior increases). The grant of performance share awards similarly may result in charges against earnings.

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

     Neither  the grant  nor the exercise  of an  incentive stock option  or  a  nonqualified  stock option  under  the  1993  Plan requires any charge against earnings. The Association may, however, recognize an expense for compensatory options in the event that the exercise price of such options is less than the fair market value of the Common Stock on the date of the grant of such options.

     The Financial Accounting Standards Board ("FASB") has issued an exposure draft proposing that companies be required to recognize an expense for all stock-based compensation awards, including stock options. The expense would be measured as the fair value of the award at the grant date and would be recognized over the vesting period of the award. The proposal would provide for a three-year period of disclosure in footnotes of the expense measure beginning no earlier than calendar 1994. After that three-year disclosure period, the expense would have to be included in the determination of net income.

                          VOTE REQUIRED

     The affirmative vote of a majority of the total votes eligible to be cast at this Annual Meeting is necessary in order to adopt the 1993 Stock Incentive Plan. In order for a quorum to exist, a majority of the outstanding shares of Common Stock entitled to vote must be represented at the meeting in person or by proxy. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

     THE  BOARD  OF DIRECTORS  RECOMMENDS  THAT  THE STOCKHOLDERS
VOTE FOR ADOPTION OF THE 1993 STOCK INCENTIVE PLAN.

                      PROPOSAL TO APPROVE A
               PROPOSED PRIVATE PLACEMENT OFFERING

     The Board of Directors is soliciting stockholder approval of this proposal at the Annual Meeting to provide the Association with corporate flexibility to respond to potentially valuable business opportunities which may include the purchase of deposits, branch office properties and other assets from third parties, including properties and other assets of the Resolution Trust Corporation ("RTC"). While the Association does not have any immediate, specific plans to issue shares of capital stock, the corporate flexibility provided for in this proposal will allow the Association to respond on a timely basis to those business opportunities and avoid the time and expense of soliciting stockholder approval at a special meeting.

     Although the Association presently does not have specific plans with respect to a private placement offering, the Association may conduct a non-public offering in compliance with the rules and regulations of the OTS which encompass non-public offerings pursuant to Regulation D promulgated pursuant to the Securities Act of 1933, as amended ("Regulation D"). Regulation D sets forth various alternative ways to conduct a non-public offering and includes varying limitations related to the aggregate price of the securities offered, the number of purchasers, the types of purchasers and the manner of sale. Generally, a private placement offering avoids the time, effort and expense associated with the preparation of an offering circular for use in a public offering.

     Any such private placement offering, if initiated, is not expected to exceed $5.0 million. In addition, the Association would only offer shares of capital stock to accredited investors, which may include directors and controlling persons of the Association as well as others. Section 5 of the Association's Federal Stock Charter requires the approval of the stockholders of the Association by a majority of the total votes eligible to be cast at a legal meeting before shares of the Association's capital stock may be issued to directors, officers, or controlling persons of the Association. If adopted, this proposal would provide that required approval.

     The Association presently believes that the commencement of a private offering, if any, would occur in the next 18 months. As stated above, a private offering, if any, would be initiated in connection with the purchase of deposits, branch office properties and other assets from third parties, including properties and other assets of the RTC. Since the offering of deposits or assets by such third parties is not within the control of the Association, the Association is unable at this time to predict with any certainty the proposed timing of a private placement offering. However, the Association will not undertake any private placement offering beyond 18 months from the date of the 1994 Annual Meeting without additional stockholder approval.

     The offer of capital stock may include authorized but unissued shares of the Association's Common Stock or Preferred Stock, $1.00 par value per share ("Preferred Stock"). Shares of Common Stock would be offered at the then current market price as determined by the most recent sale price or the average of the bid and asked prices as quoted on the NASDAQ Small CAP Market Exchange. The relative rights and preferences, and the price per share for the shares of Preferred Stock, if any, would be determined by the Association's Board of Directors.

     Based on the closing sale price of the Common Stock on the NASDAQ Small CAP Market Exchange on December 13, 1993 of $8.00 per share, a $5.0 million offering would result in the issuance of an additional 625,000 shares of Common Stock. As of the close of business on December 15, 1993, there were 1,310,876 shares of Common Stock outstanding.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. THE APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL VOTES
ELIGIBLE TO BE CAST AT THIS ANNUAL MEETING. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed BDO Seidman, independent certified public accountants, to be its independent auditors for the current fiscal year ending September 30, 1994, subject to ratification by the stockholders. A representative of BDO Seidman will be present, the representative will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from stockholders.

     During the two most recent fiscal years there were no unresolved issues, scope restrictions or unanswered questions between Jefferson and BDO Seidman on any matter of accounting principles, practices, audit procedures or financial statement disclosures which have not been resolved.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR ENDING SEPTEMBER 30, 1994. THE RATIFICATION OF BDO SEIDMAN AS THE ASSOCIATION'S INDEPENDENT AUDITORS FOR FISCAL 1994 REQUIRES APPROVAL BY A MAJORITY OF SHARES REPRESENTED IN PERSON OR BY PROXY.


                     FORM 10-K ANNUAL REPORT

     A copy of Jefferson's Annual Report on Form 10-K (including financial statements and schedules thereto) as filed with the Office of Thrift Supervision for the fiscal year ended September 30, 1993, will be furnished to stockholders upon written request directed to Chief Financial Officer, Jefferson Savings and Loan Association, F.A. 550 Broadview Avenue, Warrenton, VA 22186.


                      ADDITIONAL INFORMATION

     No person is authorized to give any information or to make any representations on behalf of Jefferson other than those contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

     The Association's Annual Report to Stockholders has been mailed, along with this Proxy Statement, to all those who were stockholders of record as of December 15, 1993. Any stockholder who has not received a copy of such Annual Report to Stockholders may obtain a copy by writing the Association. Such Annual Report to Stockholders is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

                      STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have presented at the next annual meeting of the Association, which is expected to be held in January 1995, must be received at the main office of the Association, 550 Broadview Avenue, Warrenton, Virginia 22186 no later than September 13, 1994. If the Board of Directors of the Association determines that such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.


          OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Association to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Annual Meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                           By Order of the Board of Directors



                           Robin C. Gulick
                           Chairman of the Board


Warrenton, Virginia
January 10, 1994


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